NOTE DUE JANUARY 26, 2001

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

$3,000,000                                       January 26, 2000

     FOR VALUE RECEIVED, Harris & Harris Group, Inc., a New York corporation (the "Company"), hereby promises to pay to (the "holder"), in lawful money of the United States of America, the principal sum of three million dollars ($3,000,000) on January 26, 2001, and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal amount hereof at the rate of 12% per annum in the manner provided below.

     Payments of principal and interest shall be made to the holder hereof in such coin and currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, at the office of the Company at One Rockefeller Plaza, 14 West 49th Street, New York, NY 10020.

     The principal amount of this Note shall be due and payable on January
26, 2001. Accrued interest shall be paid by the Company semi-annually on July 26, 2000 and on January 26, 2001.

     If any amounts under this Note become due and payable on a day that banks in the State of New York are not open for business, such amounts shall be paid on the next succeeding day that such banks shall be open for business.

     This Note may be prepaid in whole or in part without premium or penalty, provided that accrued and unpaid interest on the principal amount prepaid shall be paid simultaneously with such prepayment.

     The occurrence of any one or more of the following events shall constitute an Event of Default under this Note: (i) the failure to pay principal of or interest on this Note within 15 days of the due date; (ii) breach by the Company of any covenant on its part to be performed under this Note (other than as set forth in clause (i) of this paragraph) and the continuance of such breach for a period of thirty days after notice thereof from the holders; (iii) a proceeding being filed or commenced against the Company for dissolution or liquidation, or the Company voluntarily or involuntarily terminating or dissolving or being terminated or dissolved; or
(iv) insolvency or the appointment of a custodian, trustee, liquidator or receiver for any of the property of, or an assignment for the benefit of creditors by or the filing of a petition under any bankruptcy, insolvency, or debtor's relief law, or for any readjustment of indebtedness, composition or extension by or against the Company.

     Upon the occurrence and during the continuance of an Event of Default, the holder of the Note may at its option by notice in writing to the Company declare this Note to be, and this Note shall become, due and payable; provided, however, that upon the occurrence of an Event of Default specified in clauses (iii) or (iv) above, this Note shall automatically become due and payable, without notice or demand. If an Event of Default occurs, the Company agrees to pay to the holder all expenses incurred by the holder, including reasonable attorney's fees, in enforcing and collecting this Note.

     Failure of or delay by the holder hereof to assert any right contained herein will not be deemed to be a waiver thereof. The holder of this Note may not waive any of his rights, except by an instrument in writing signed by the holder.

     Upon the granting of this loan, the holder of the note shall receive from the Company a one-year warrant to purchase that number of shares of Common Stock of the Company equal to 10% of the principal amount due under the Note divided by the applicable Exercise Price (as defined below). At the six month anniversary of the issuance of this Note, commencing with July 26, 2000, if the Company has not repaid in full the principal and interest due on the Note, the Company shall issue to the holder a one-year warrant to purchase that number of shares of Common Stock of the Company equal to 10% of the outstanding principal amount due under the Note divided by the applicable Exercise Price (as defined below). The Exercise Price of each such warrant shall be the closing market price (as reported by Nasdaq) on the date of issuance of such warrant. The terms and conditions of each such warrant will be substantially the same as the Warrant which is attached hereto as Exhibit A and Exhibit B.

     This Note is a general unsecured obligation of the Company.

     This Note shall be governed by and construed in accordance with the laws of the State of New York without regard to any laws that might otherwise govern under applicable principles of conflicts of laws.

     IN WITNESS WHEREOF, Harris & Harris Group, Inc. has executed and delivered this Note as of the date first stated above.

                              HARRIS & HARRIS GROUP, INC.

                         By:  /s/ Mel P. Melsheimer
                              ________________________________
                              Mel P. Melsheimer
                              President

                               CERTIFICATION


I, the note holder, do hereby certify to Harris & Harris Group, Inc. (the "Company") that:


     (i) I am an "Accredited Investor" as the term is defined in Regulation D in that my personal net worth, or my joint net worth with my wife, is in excess of $1,000,000.

    (ii) I am in a financial position to hold any investment in the Company for an indefinite period of time, am able to bear the economic risk of the investment in the Company, and can withstand a complete loss of the investment in the Company; and

   (iii) I have had the opportunity to ask questions of, and receive answers from, the Company, or any person acting on its behalf, concerning my investment and the Company, and to obtain such additional information as I deemed necessary or desirable.

    (iv) I have examined or have had the opportunity to examine before the date hereof all the documents and information regarding my investment and the Company that I deemed necessary or desirable.

     (v) I have the knowledge and experience in business and financial matters to read and interpret financial statements of and concerning the Company and to evaluate the merits and risks of the investment.

IN WITNESS WHEREOF, I have executed this Certification this 26th day of January, 2000.

                                           /s/ Note Holder
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